UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2014

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On November 17, 2014, the stockholders of WaferGen Bio-systems, Inc. (the “Company”) approved an amendment (the “2008 Plan Amendment”) to the Company’s 2008 Stock Incentive Plan (the “2008 Plan”) at a special meeting of stockholders (the “Special Meeting”). The 2008 Plan Amendment adds an additional 900,000 shares to the 2008 Plan, for a total of 1,214,589 shares of common stock available for issuance under the 2008 Plan, and makes certain other changes to the 2008 Plan. This summary is qualified in its entirety by the full text of the 2008 Plan Amendment, which is set forth in Appendix A to the proxy statement for the Special Meeting filed with the Securities and Exchange Commission on October 8, 2014 (the “Special Meeting Proxy Statement”) and is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective on November 17, 2014, the Board of Directors of the Company approved Amended and Restated Bylaws for the Company filed herewith as Exhibit 3.1 (the “Restated Bylaws”). The Restated Bylaws effect, among others, the following substantive changes: (i) a prohibition on the action of stockholders by written consent, (ii) a timeliness and process requirement for notice of stockholder business proposals and nominations of directors at meetings of stockholders, (iii) a requirement for stockholders seeking to propose business or nominate a director at a stockholders’ meeting to provide certain disclosures to the Company, (iv) the option to provide notice of stockholders’ meetings by electronic transmission, (v) a general update of the language in the provisions related to indemnification to conform such provisions to the Nevada Revised Statutes and to make the indemnification of employees and agents other than directors and officers discretionary rather than mandatory and (vi) a provision making the Eighth Judicial District Court of Clark County, Nevada, the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on its behalf, (b) any action asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action arising or asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the articles of incorporation or the Restated Bylaws or (d) any action asserting a claim governed by the internal affairs doctrine, including, without limitation, any action to interpret, apply, enforce or determine the validity of the Company’s articles of incorporation or the Restated Bylaws.

The description of the Restated Bylaws contained herein is qualified in its entirety by the Restated Bylaws, a copy of which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

As noted above, the Company’s stockholders voted to approve the 2008 Plan Amendment at the November 17, 2014, Special Meeting. 3,331,520 shares of the Company’s common stock were present in person or by proxy at the Special Meeting, representing approximately 58.93% of the 5,653,381 shares of common stock outstanding and eligible to vote. In connection with the Special Meeting, the Company also solicited proxies with respect to the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the 2008 Plan Amendment. As there were sufficient votes to approve the 2008 Plan Amendment, adjournment of the Special Meeting to seek additional proxies was unnecessary and the adjournment proposal was not submitted to the Company’s stockholders for approval at the Special Meeting.

The following table sets forth the results of the vote to approve the 2008 Plan Amendment:

For	Against	Abstain	Broker Non-Votes
3,242,228	86,762	2,530	N/A

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of WaferGen Bio-systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: November 18, 2014	By:	/s/ MICHAEL P. HENIGHAN
Michael P. Henighan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of WaferGen Bio-systems, Inc.